STATE OF SOUTH CAROLINA	)	
	)	LEASE
COUNTY OF CHARLESTON	)	

THIS LEASE made and entered into this 27th day of May, 2010, by and between **The Bank of South Carolina**, hereinafter called "Tenant", and **Morrison Drive Tenants in Common**, hereinafter called "Landlord".

WITNESSETH:

In consideration of the covenants and agreements of the representative parties herein contained, the parties hereto, for themselves and their respective successors and assigns, do hereby agree as follows:

A. DEMISED PREMISES:

Landlord by these presents does hereby demise and let unto Tenant, and Tenant leases and hires from Landlord for the term and upon the rental, covenants, and agreements set forth those certain premises located in the State of South Carolina, County of Charleston, as more fully described as follows:

Approximately 2,000 square feet of Office space on the Second Floor, with prorata share of common area, located at 1071 Morrison Drive, Suites A & B, Charleston, South Carolina as shown on Exhibit A.

B. TERM AND DELIVERY OF PREMISES:

TO HAVE AND TO HOLD the said premises unto Tenant for a term of twenty-four (24) months, beginning August 1, 2010, and ending on July 31, 2012. Tenant may have possession of Suite B upon execution of this lease.

C. COVENANTS AND CONDITIONS BY LEASE:

This Lease is made on the following covenants and conditions which are expressly agreed to by Landlord and Tenant:

1. **BASE RENT:** Tenant agrees to pay as base rental to Landlord equal monthly installments of **TWO THOUSAND DOLLARS AND NO/100 ($2,000.00)**. Said rental shall be payable on the first day of each month in advance to Landlord at the address provided in Section 22 herein. The Tenant will pay the Landlord a late charge of five (5%) percent of each monthly rental payment when said payments are more than ten (10) days in arrears. The first month's rent is due upon execution of this Lease. The base rent shall be adjusted annually by the Consumer Price Index capped at 3%.

2. **AUTHORIZED USE:** Tenant shall not use the premises other than for normal purposes, or related activities, and will not use or permit them to be used for any offensive, noisy, or dangerous trade or

business, or any use in violation of laws, ordinances, and regulations of any governmental body or authority applicable to the premises.

3. **TENANT ALTERATIONS:** Tenant shall not make, or suffer to be made, any structural alterations of the premises, or any part thereof, without the written consent of the Landlord, which consent shall not be unreasonably withheld. All improvements made with permission or without permission, shall at the expiration of this Lease become the property of Landlord without its obligation to pay for same. Tenant may install, at its expense and without Landlord's consent, fixtures, moveable office partitions, furniture and equipment and other personal property, and may remove same at any time, provided, however, Tenant shall repair in good and workmanlike manner any damage to the premises caused by such removal and restore the premises to its original condition. Tenant shall not install or maintain any equipment, partitions, furniture, or apparatus, the weight or operation of which would tend to injure or be detrimental to the structural portions of the premises. Tenant shall at all times keep the premises free and clear of any lien or encumbrance of any kind created by Tenant's act under this Paragraph or otherwise or by its omission.

4. **TENANT'S MAINTENANCE AND REPAIR OF PREMISES:** Tenant agrees not to suffer or commit any waste and to keep and to do whatever is necessary to maintain the interior of the premises in good condition and repair, natural deterioration by ordinary use and reasonable wear, and acts of God excepted. The interior shall include electrical fixtures, and all interior improvements. Tenant shall replace all broken glass in the premises except when such may be covered by Landlord's normal fire and extended coverage insurance policy, and shall repair any damage, willful or otherwise, to the premises, caused by it, its agents, invitees, or clients. Tenants are not responsible for damage caused by vandalism, breaking and entering, and failure of Landlord's electrical and plumbing fixtures. Tenant is responsible for pest control.

5. **LANDLORD'S MAINTENANCE AND REPAIR OF PREMISES:** Landlord shall keep and maintain in good repair the roof, foundation, exterior walls, heating and air conditioning systems, plumbing and parking lot. If replacement of plumbing and/or heating and air conditioning units is required, such shall be done at the expense of Landlord. The Landlord shall be under no obligation to inspect the premises, and Tenant shall be responsible for notifying Landlord, in writing, of any needed repairs that are known to the Tenant after which Landlord shall have a reasonable time in which to make such repairs. Landlord shall also provide at its expense water/sewer service and yard maintenance.

6. COST OF SERVICES:

A. Should the Tenant install a separate dumpster, the Tenant will be responsible for its cost, including any Charleston County user Fees.

B. Landlord shall provide pest control and janitorial services for the common area only.

C. Tenant shall reimburse the Landlord for 25% of its electrical charges.

7. SUBORDINATION OF LEASE: It is agreed that the rights of Tenant shall be and remain subordinate to the right and lien of any bona fide mortgage placed upon the premises by Landlord during or before the term of this Lease, and, if requested by mortgagee, Tenant will execute a subordination agreement. Provided, however, that any such mortgagee, contemporaneously with the signing of such subordination agreement, shall execute and deliver to Tenant a non-disturbance agreement which shall provide, in addition to other customary provisions, that so long as Tenant is not in default under the within Lease, its use and possession of the premises under this Lease will not be in any way disturbed or interfered with.

8. ENTRY BY LANDLORD: Landlord shall have the right to enter the premises at reasonable times for the purpose of inspection, posting notices, or supervising any necessary repairs and maintenance required herein to be performed by Landlord. Sixty (60) days prior to expiration of Lease, Landlord may post suitable notice on the demised premises that same are for rent and may show same to prospective tenants at reasonable times.

9. ASSIGNMENT AND SUBLETTING: Tenant may not assign its interest in the premises at any time during the term or any renewal of the within Lease without written consent of the Landlord., which consent shall not be unreasonably withheld. Tenant may not sublet the premises or any portion thereof without the prior written approval of the Landlord, which approval will not be unreasonably withheld. The Tenant may share the premises with other entities. No assignment, subletting, or sharing shall operate to release Tenant from being primarily liable to Landlord under the within Lease, or otherwise diminish Tenant's liability hereunder, and any such assignee shall be bound by and assume liability for each and every provision of the within Lease on the part of the Tenant to be performed.

10. WAIVER OF COVENANTS: It is agreed that the waiving of any of the covenants of this Lease Agreement by either party shall be limited to the particular instance and shall not be deemed to waive any other breaches of such covenant or any provision herein contained.

11. DEFAULT BY TENANT: If Tenant shall be in default in: (a) the payment of the rent reserved hereunder, or any part thereof, or in making any other payment of money herein provided for, and any such

default shall continue for a period of twelve (12) days or (b) in performing any covenant or obligation, and any such default shall continue for a period of thirty (30) days after written notice to Tenant, then Landlord may, at its option, terminate this Lease without notice, and Landlord or Landlord's agents and servants may immediately, or at any time thereafter, re-enter the leased premises by force, summary proceedings or otherwise, and remove all persons and property therein, without being liable to indictment, prosecution, or damage therefore, and Tenant hereby expressly waives the service of any notice in writing of intention to re-enter said premises. Landlord may, in addition to any other remedy provided by law or permitted herein, at its option, re-let said premises on behalf of Tenant, applying all moneys collected first to the payment of expenses of resuming or obtaining possession; and, second, to the payment of costs of placing the leased premises in rentable condition, including leasing commission; and, third, to the payment of rent due hereunder, and any other charges due to Landlord. Any surplus remaining thereafter shall be paid to Tenant, and Tenant shall remain liable for any deficiency in rental which shall be paid upon demand therefore to Landlord.

12. **BANKRUPTCY:** The Landlord may terminate this Lease if (a) Tenant shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to the Bankruptcy law or under any similar federal or state law, or shall be adjudicated a bankrupt or become insolvent, or shall be unable to meet its obligations as they become due, or shall take any corporate action in furtherance of any of the foregoing; or (b) if a petition or answer shall be filed proposing the adjudication of Tenant as a bankrupt or the reorganization of Tenant pursuant to the bankruptcy law or any similar federal or state law, and (i) Tenant shall consent to the filing thereof, or (ii) such petition or answer shall not be discharged or denied within forty-five (45) days after the filing thereof; or (c) if a receiver, trustee, or liquidator or other similar official) of Tenant or of all or substantially all of its businesses or assets or of the estate or interest of Tenant in the premises shall be appointed and shall not be discharged within forty-five (45) days thereafter or if Tenant shall consent to or acquiesce in such appointment; or (d) if the estate or interest of Tenant in the premises shall be levied or attached in any proceeding and such process shall not be vacated or discharged within sixty (60) days after such levy or attachment. Notwithstanding the provisions of Paragraphs (a), (b), and (c) hereof, if at any time during the term hereof, proceedings in bankruptcy, insolvency, or other similar proceedings be instituted by or against Tenant whether or not such proceedings result in an adjudication against Tenant or should a receiver of the business or assets of Tenant be appointed, such proceedings or adjudications shall not affect the validity of this Lease so long as rent and additional rent reserved hereunder continues to be paid to Landlord and the other terms, covenants, and conditions of this Lease on the part of

the Tenant to be performed, are performed, and in such event this Lease shall continue to remain in full force and in accordance with the terms herein contained.

13. **LIENS:** Tenant shall, during the term of this Lease, keep free of and promptly remove or release, by the posting of a bond as either required or permitted by law, or by any other lawful means, any lien against the premises or any portion thereof arising by reason of any fault or omission on the part of the Tenant, or of its agents or employees, and shall save and hold Landlord harmless from or against any such lien or liens, specifically including, without limitation, mechanic's liens. In the event any such lien shall attach against the premises and shall not be released as afore described within fifteen (15) days after notice thereof is given to Landlord or to Tenant, Landlord, in its sole discretion, may deem such failure to remove the lien as a breach of the Lease and shall have available all remedies at law, including but not limited to, terminating this Lease and accelerating all Lease payments. In addition, Landlord may at its option pay and discharge the same and relieve the premises there from and Tenant shall pay and reimburse Landlord upon demand for or on account of any costs or expense (including reasonable attorneys fees) incurred by Landlord in discharging such lien, which sum shall include interest at the maximum legal rate applying at such time from the date such lien shall be paid by Landlord until the date on which Landlord shall be reimbursed by Tenant.

14. **INJURIES AND PROPERTY DAMAGE:** Tenant agrees to indemnify and hold harmless Landlord of and from any and all claims of any kind or nature arising from Tenant's use of the demised premises during the term hereof, and Tenant hereby waives all claims against Landlord for damage to goods, wares, or merchandise or for injury to persons in and upon the premises from any cause whatsoever, except such as might result from the negligence of Landlord or Landlord's representatives and/or failure of electrical and/or plumbing and plumbing fixtures. Tenant shall at all times during the term hereof keep in effect with responsible companies, liability insurance in the names of and for the benefit of Tenant and Landlord with limits as follows:

Bodily Injury . . . . . $1,000,000 Each Person
$1,000,000 Each Accident

Property Damage . . . . $ 100,000

A renewal policy shall be procured not less than ten (10) days prior to the expiration of any policy. Each original policy or certified copy thereof, or a satisfactory certificate of the insurer evidencing insurance carried with proof of payment of the premium shall be deposited with Landlord. Tenant shall have the right to settle and adjust all liability claims and all claims against the insuring companies, but without subjecting Landlord to any liability or obligation. In addition, Tenant shall maintain casualty insurance on Tenant's

improvements and personalty in such amounts as Tenant deems advisable and Landlord shall have no obligation to insure improvements or personalty.

15. INCREASING INSURANCE RISK: Tenant will not permit the premises to be used for any purpose which would render the insurance thereon void or cause cancellation thereof or the insurance risk more hazardous or increase the insurance premiums in effect at the time just prior to the commencement of the term of this Lease. Tenant will not keep, use, or sell, or allow to be kept, used, or sold in or about the premises, any article or material which is prohibited by law or by standard fire insurance policies of the kind customarily in force with respect to premises of the same general type as those covered by this Lease. In the event said insurance premium is increased due to Tenant's occupancy, Tenant agrees to pay the amount of such increase as additional rent.

16. DEFAULT OF LANDLORD: If at any time during the term hereof Landlord shall default in any of its obligations under this Lease, Tenant, at its option and in addition to all other remedies, legal or equitable, it may have, may give the written notice to Landlord of its intention to terminate the Lease, together with a statement of the nature of such default, and such termination shall become effective on the thirtieth (30th) day after the date of such notice unless (a) such default shall be cured within thirty (30) days after such notice, or (b) if the default is of such a nature that it cannot be cured within such period, the necessary steps to cure such default are duly taken within such period and are thereafter diligently pursued., and Tenant consents in writing to a written schedule for curing said default, and such schedule is met.

17. HOLDING OVER: There shall be no holding over. In case Tenant holds over after the end of the term herein provided, such tenancy shall be from month-to-month only and not a renewal hereof; subject, however, to every other term, covenant, and condition of this Lease, and the rent shall be at the monthly rate of the last year of the Lease term.

18. DAMAGE OR DESTRUCTION BY FIRE OR OTHER CASUALTY: If the premises or any part thereof shall be damaged or destroyed by fire or other casualty, Landlord shall promptly repair all such damage and restore the premises without expense to Tenant, within ninety (90) days of casualty, subject to delays due to adjustment of insurance claims, strikes, and other causes beyond Landlord's control. If such damage or destruction shall render the premises untenable in whole or in part, the rent shall be abated wholly or proportionately as the case may be until the damage shall be repaired and the premises restored. If the damage or destruction shall be so extensive as to require the substantial rebuilding (i.e. expenditure of twenty-five (25%) percent or more of replacement cost) of the building or buildings on the demised premises or Landlord's insurance proceeds are inadequate to cover the cost of repair, either party may elect to

terminate this Lease by written notice to the other party within thirty (30) days after the occurrence of such damage or destruction.

Landlord and Tenant hereby release each other from liability for loss or damage occurring on or to the premises or the premises of which they are a part or to the contents of either thereof, caused by fire or other hazards ordinarily covered by fire and extended coverage insurance policies and each waives all rights of recovery against the other for such loss or damage. Willful misconduct lawfully attributable to either party, whether in whole or in part a contributing cause of the casualty giving rise to the loss or damage, shall not be excused under the foregoing release and waiver.

In the event the premises become unusable as a result of such damage by fire, storm, wind, rain, flood or such other casualty, Tenant is released from Lease and any and all Lease payments until and as such date that premises are restored for use.

19. CONDEMNATION: In the event all or any material or substantial part of the leased premises shall be taken or condemned at any time during the term hereof through the exercise of power of eminent domain, with or without litigation, and Tenant shall determine that the remaining portion of the Leased Premises are not reasonably suitable for its use and occupation, Tenant may, by giving written notice to Landlord within ninety (90) days after the date of such taking, terminate this Lease and Landlord shall refund any unearned rent paid in advance by Tenant. If Tenant does not terminate this Lease as provided above, or such condemnation is not for a material or substantial part of the Leased Premises, this Lease shall continue in force as to the remaining portion of the Leased Premises, and, in such event, the monthly rental thereafter payable by Tenant hereunder shall be adjusted and prorated in the exact ratio which the value of the Leased Premises after such condemnation bears to the value of the Leased Premises immediately preceding the condemnation, and Landlord shall, at its own expense, make any repairs or alterations to said Leased Premises which may be necessary to restore the Leased Premises, insofar as possible, to their condition prior to condemnation. In the event of the taking of all or any portion of the Leased Premises, if the Tenant terminates the Lease as provided hereinabove, Landlord and Tenant shall together pursue the claim against condemning or taking authority for the value of the property taken.

20. ENFORCEMENT: BY LANDLORD: If Landlord shall prevail in any action at Law or in equity brought by landlord to recover any rent under this Lease, or for or on account of any breach of, or to enforce, or interpret any of the covenants, terms, or conditions, of this Lease, or for the recovery of the possession of the leased premises, the Landlord shall be entitled to recover from the Tenant, the Landlord's

reasonable attorney's fees, the amount of which shall be fixed by the Court and shall be made a part of any judgment rendered.

BY TENANT: If Tenant shall prevail in any action at law or in equity brought by Tenant to recover any rent or other charges paid under protest under this Lease, or for or on account of any breach of, or to enforce or interpret any of the covenants, terms, or conditions, of this Lease, or for the quiet enjoyment or possession of the Leased Premises, the Tenant shall be entitled to recover from the Landlord, the Tenant's reasonable attorney's fees, the amount of which shall be fixed by the Court and shall be made a part of any judgment rendered.

21. **QUIET ENJOYMENT:** Landlord agrees that Tenant, keeping and performing the covenants herein contained on the part of Tenant to be kept and performed, shall at all times during the term of this Lease peaceably and quietly have, hold, and enjoy the premises.

22. **NOTICES:** Any notice, demand, or other instrument or written communication required or permitted to be given, served, made, or delivered hereunder may be given, served, made, or delivered by mailing the same by Registered Mail in a sealed envelope, postage prepaid, and if to LANDLORD, addressed to: Holcombe, Fair & Lane, PO Box 668, Charleston, SC 29402 and if to TENANT, addressed to : The Bank of South Carolina, PO Box 538, Charleston, SC 29402.

23. **RULES AND REGULATIONS:** Landlord may from time to time publicize such rules and regulations in writing which it may consider necessary and in the best interest of the building. Tenant agrees to abide by such rules and regulations so long as they do not unreasonably interfere with Tenant's use and occupancy of the premises or materially increase Tenant's liability under the within Lease.

24. **SURRENDER OF PREMISES:** Tenant agrees to turn over all keys and to surrender the premises at the expiration or sooner upon termination of this Lease or any extensions thereof in broom-clean condition. Tenant shall have carpet cleaned by a professional carpet cleaning company. Tenant agrees to pay a reasonable cleaning charge should Tenant fail to surrender said premises in broom-clean condition.

25. **RIGHTS OF SUCCESSORS AND ASSIGNS:** The covenants and agreements contained in the within Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, their heirs, distributees, executors, administrators, legal representatives, assigns, and upon their respective successors in interest.

26. **OPTION TO RENEW:** The Tenant shall have the right to renew and extend this Lease for two 2 year periods at the same terms and conditions, provided it gives the Landlord sixty (60) days written

notice prior to the expiration of the original Lease. The base rent during the renewal period will be adjusted by the Consumer Price Index capped at 3%.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the day and year first above written.

WITNESS:

TENANT:

The Bank of South Carolina

WITNESS:

LANDLORD:

HOLCOMBE, FAIR & LANE